EXHIBIT 8.1

LIST OF MAJOR SUBSIDIARIES

 (As of March 31, 2020)

Name of entity	Place of incorporation	Ownership interest

CSI Solartronics (Changshu) Co., Ltd.	PRC	100%
CSI Solar Technologies Inc.	PRC	100%
CSI New Energy Holding Co., Ltd.	PRC	100%
Canadian Solar Manufacturing (Luoyang) Inc.	PRC	100%
Canadian Solar Manufacturing (Changshu) Inc.	PRC	100%
CSI Cells Co., Ltd.	PRC	100%
Canadian Solar (USA) Inc.	USA	100%
Canadian Solar Japan K.K.	Japan	100%
Canadian Solar Solutions Inc.	Canada	100%
CSI Solar Power Group Co., Ltd. (formerly named/known as “CSI Solar Power (China) Inc.”)	PRC	100%
Canadian Solar EMEA GmbH	Germany	100%
Canadian Solar (Australia) Pty Limited	Australia	100%
Canadian Solar International Limited	Hong Kong	100%
Canadian Solar O and M (Ontario) Inc.	Canada	100%
Suzhou Sanysolar Materials Technology Co., Ltd.	PRC	99.73%
Canadian Solar South East Asia Pte. Ltd.	Singapore	100%
Canadian Solar South Africa (Pty) Ltd	South Africa	100%
Canadian Solar Brazil Commerce, Import and Export of Solar Panels Ltd.	Brazil	100%
Canadian Solar Construction (USA) LLC	USA	100%
Canadian Solar Projects K.K.	Japan	100%
CSI&GCL Solar Manufacturing (Yan Cheng) Inc.	PRC	100%
Canadian Solar UK Ltd.	United Kingdom	100%
Canadian Solar UK Projects Ltd.	United Kingdom	100%
Changshu Tegu New Material Technology Co., Ltd.	PRC	100%
Changshu Tlian Co., Ltd.	PRC	100%
Recurrent Energy Group Inc.	USA	100%
Recurrent Energy, LLC	USA	100%
PT. Canadian Solar Indonesia	Indonesia	67%
Canadian Solar Manufacturing Vietnam Co., Ltd.	Vietnam	100%
Canadian Solar Energy Private Limited	India	100%
Canadian Solar MSS (Australia) Pty Ltd (formerly named/known as “Canadian Solar Australia 1 Pty Ltd.”)	Australia	100%
Canadian Solar Energy Holding Company Limited	Hong Kong	100%
Canadian Solar Energy Singapore Pte. Ltd.	Singapore	100%
Canadian Solar Manufacturing (Thailand) Co., Ltd.	Thailand	99.99992%
Canadian Solar Sunenergy (Suzhou) Co., Ltd.	PRC	100%
Canadian Solar Sunenergy (Baotou) Co., Ltd.	PRC	100%
Canadian Solar Middle East DMCC	United Arab Emirates	100%
CSI Investment Management (SuZhou) Co., Ltd.	PRC	100%
CSI Cells (Yancheng) Co., Ltd.	PRC	*
CSI Modules (DaFeng) Co., Ltd.	PRC	**
Suzhou Gaochuangte New Energy Development Co., Ltd.	PRC	90%
Canadian Solar Construction (Australia) Pty Ltd	Australia	100%
CSUK Energy Systems Construction and Generation JSC	Turkey	100%
CSI Modules (JiaXing) Co., Ltd.	PRC	100%
CSI Wafer (LuoYang) Co., Ltd.	PRC	100%
Canadian Solar Manufacturing Taiwan Co., Ltd.	Taiwan	100%
Canadian Solar Argentina Investment Holding Ltd.	Argentina	100%
Canadian Solar New Energy Holding Company Limited	Hong Kong	100%
Canadian Solar Energy Holding Singapore Pte. Ltd.	Singapore	100%
Canadian Solar SSES (Canada) Inc.	Canada	100%

Canadian Solar SSES (UK) Ltd	United Kingdom	100%
Canadian Solar SSES (US) Inc.	USA	100%
Canadian Solar Asset Management LLC	USA	100%
Canadian Solar Netherlands Cooperative U.A.	Netherland	100%

* CSI Cells Co., Ltd. holds 52% equity rights of CSI Cells (Yan cheng) Co., Ltd. a limited partnership fund, of which CSI Cells Co., Ltd. holds 37.33% shares as a limited partner and a wholly-owned subsidiary of CSI Solar Power Group Co., Ltd. holds 0.17% shares as a general partner, holds 48% equity rights of CSI Cells (Yancheng) Co., Ltd.

** Canadian Solar Manufacturing (Changshu) Inc. holds 3.12% equity rights of CSI Modules (DaFeng) Co., Ltd. a limited partnership fund, of which Canadian Solar Manufacturing (Changshu) Inc. holds 20% shares as a limited partner and a wholly-owned subsidiary of CSI Solar Power Group Co., Ltd. holds 0.067% shares as a general partner, holds 96.88% equity rights of CSI Modules (DaFeng) Co., Ltd.